Summit Therapeutics Reports Financial Results and Operational Progress for the Second Quarter Ended June 30, 2025 Ivonescimab in Combination with Chemotherapy Showed Statistically Significant and Clinically Meaningful Improvement in Progression-Free Survival in Global Phase III HARMONi Trial Evaluating Patients with EGFRm NSCLC after EGFR TKI Therapy; Positive Trend Observed in Overall Survival Interim Overall Survival Analysis Requested from Chinese Health Authorities Shows a Positive Trend Favoring Ivonescimab Compared to Pembrolizumab in PD-L1 Positive Advanced NSCLC from HARMONi-2 Study Conducted by Akeso in China; Ivonescimab Monotherapy Approved by NMPA in China for 1L PD-L1 Positive Advanced NSCLC Ivonescimab in Combination with Chemotherapy Achieves Statistically Significant, Clinically Meaningful Superiority in PFS vs. Tislelizumab (PD-1 Inhibitor) Plus Chemotherapy in 1L Treatment of Patients with Squamous NSCLC in HARMONi-6 Study Conducted by Akeso in China Enrollment Continues in Summit's Global Phase III Trials HARMONi-3 in 1L NSCLC and HARMONi-7 in 1L PD-L1 High NSCLC Summit and Revolution Medicines Enter Clinical Collaboration Evaluating Ivonescimab in Combination with Three RAS(ON) Inhibitors in RAS Mutant Tumors Miami, Florida, August 11, 2025 - Summit Therapeutics Inc. (NASDAQ: SMMT) ("Summit," "we," or the "Company") today reports its financial results and provides an update on operational progress for the second quarter ended June 30, 2025. Operational & Corporate Updates Operational progress continues with ivonescimab (SMT112), an investigational, potentially first-in-class bispecific antibody combining the effects of immunotherapy via a blockade of PD-1 with the anti-angiogenesis effects associated with blocking VEGF into a single molecule: • Since in-licensing ivonescimab (SMT112), from Akeso Inc. (Akeso, HKEX Code: 9926.HK) in January 2023, over 2,800 patients have been treated in clinical studies globally. Summit has rights to develop and commercialize ivonescimab in the United States, Canada, Europe, Japan, Latin America, including Mexico and all countries in Central America, South America, and the Caribbean, the Middle East, and Africa while Akeso retains development and commercialization rights for the rest of the world, including China. • Summit is developing ivonescimab in non-small cell lung cancer (“NSCLC”), specifically conducting Phase III clinical trials in the following proposed indications: ▪ HARMONi: Ivonescimab combined with chemotherapy in patients with epidermal growth factor receptor (EGFR)-mutated, locally advanced or metastatic non-squamous NSCLC who have progressed after treatment with a third-generation EGFR tyrosine kinase inhibitor (TKI)

▪ HARMONi-3: Ivonescimab combined with chemotherapy in first-line patients with metastatic NSCLC ▪ HARMONi-7: Ivonescimab monotherapy in patients with first-line metastatic NSCLC whose tumors have high PD-L1 expression • In May 2025, we announced topline results from our multiregional, double-blinded, placebo-controlled, Phase III study, HARMONi. ◦ At the prespecified primary data analysis, ivonescimab in combination with chemotherapy demonstrated a statistically significant and clinically meaningful improvement in progression-free survival (PFS), with a hazard ratio of 0.52 (95% CI: 0.41 – 0.66; p<0.00001). PFS was measured by blinded independent central radiology review committee (BICR) compared to placebo in combination with chemotherapy. ◦ A clinically meaningful hazard ratio was observed in both Asia and ex-Asia sub-populations. The primary analysis demonstrated the consistency of the magnitude of the PFS benefit between patients randomized in Asia and ex-Asia, as well as the consistency in a single-region study (HARMONi-A) with this multiregional study. ◦ Ivonescimab in combination with chemotherapy showed a positive trend in overall survival (OS) in the primary analysis without achieving a statistically significant benefit with a hazard ratio of 0.79 (95% CI: 0.62 – 1.01; p=0.057). This trend provides further support for its use in 2L+ EGFRm NSCLC, a setting where high unmet need continues to exist with limited approved options in the United States and other western territories. Currently there are no FDA-approved regimens that have demonstrated a statistically significant OS benefit in this patient setting. The median follow-up time for western patients was less than the median OS at the time of the analysis, and these patients may continue to be followed for long-term outcomes. Both Asian and North American patients demonstrated a positive trend in OS. The results of the primary analysis in this multiregional study were consistent with that of the single-region HARMONi-A study, which demonstrated an OS hazard ratio of 0.80 at 52% data maturity in a similar patient population. ◦ The safety profile of ivonescimab in combination with chemotherapy was acceptable and manageable in the context of the observed clinical benefit. ◦ Based on the results of the HARMONi clinical trial, Summit, at present time, intends to file a Biologics License Application (BLA) in order to seek approval for ivonescimab plus chemotherapy in this setting. Based on discussions with the United States Food & Drug Administration (FDA), under our determination and subject to our review, Summit will consider the timing of the filing of this BLA. ◦ A more complete data presentation from HARMONi is intended to be shared at a future major medical conference.

• In April 2025, Akeso announced that HARMONi-6 met its primary endpoint of PFS. This trial, conducted in China by our partners at Akeso with all relevant data exclusively generated, managed, and analyzed by Akeso, evaluated ivonescimab combined with platinum-based chemotherapy against tislelizumab, a PD-1 inhibitor, with the same chemotherapy in patients with locally advanced or metastatic squamous NSCLC, regardless of PD-L1 expression. HARMONi-6 showed statistically significant and clinically meaningful improvement in PFS for ivonescimab plus chemotherapy, and no new safety signals were identified. This marks the first known Phase III trial in NSCLC to show significant improvement over PD- (L)1 inhibitor therapy combined with chemotherapy in a head-to-head setting. Following the success of Akeso’s HARMONi-2 study in China, this is the second instance where ivonescimab-based regimens have demonstrated a statistically significant benefit compared to standard-of-care PD-(L)1 inhibitor- based regimens in a Phase III. The full data set for HARMONi-6 is planned to be presented at an upcoming major medical conference. • Also in April 2025, Akeso announced that ivonescimab was approved by the Chinese Health Authorities, the National Medical Products Administration (NMPA), for a second indication based on the results of the Phase III clinical trial, HARMONi-2. HARMONi-2 evaluated monotherapy ivonescimab against monotherapy pembrolizumab in patients with locally advanced or metastatic NSCLC whose tumors have positive PD-L1 expression. In conjunction with the approval announcement, Akeso announced that the results of a NMPA-requested interim OS analysis included a hazard ratio of 0.777. The analysis was conducted at 39% data maturity, with a nominal alpha level of 0.0001. HARMONi-2 is a single region, multi-center, Phase III study conducted in China sponsored by Akeso with all relevant data exclusively generated, managed, and analyzed by Akeso. • Clinical trial collaborations and investigator sponsored trials with leading organizations, including MD Anderson, the Memorial Sloan Kettering Cancer Center, and the Dana Farber Cancer Institute, among others, continue to progress and expand evaluating ivonescimab in solid tumor settings outside of metastatic NSCLC. • In June 2025, we announced a clinical collaboration with Revolution Medicines to evaluate ivonescimab in combination with three RAS(ON) inhibitors, including the multi-selective inhibitor daraxonrasib (RMC- 6236), G12D-selective inhibitor zoldonrasib (RMC-9805), and G12C-selective inhibitor elironrasib (RMC- 6291), in solid tumor settings with RAS mutations. • Enrollment continues in Summit's global Phase III trials, HARMONi-3 and HARMONi-7. In addition to the enrollment in multiregional studies conducted and sponsored by Summit, our partners at Akeso are also enrolling several single-region Phase III studies exclusively in China in multiple indications, including biliary-tract cancer, triple-negative breast cancer, head and neck squamous cell carcinoma, microsatellite stable colorectal cancer, and pancreatic cancer.

Financial Highlights Cash and Cash Equivalents and Short-term Investments • Aggregate cash and cash equivalents and short-term investments were $297.9 million and $412.3 million at June 30, 2025 and December 31, 2024, respectively. • On August 11, 2025, the Company amended its Distribution Agreement with J.P. Morgan Securities LLC, (the “Sales Agent”), pursuant to which the Company may offer and sell, in an at-the-market (ATM) offering, from time to time, through the Sales Agent, additional shares of the Company’s common stock, having an aggregate offering price of up to $360.0 million. The Company filed a prospectus supplement with the SEC on August 11, 2025 in connection with this offer and sale of the shares pursuant to the Distribution Agreement. The Company has no obligation to sell any of the shares under the Distribution Agreement and may at any time suspend solicitations and offers under the Distribution Agreement. Stock-Based Compensation Modification Expense • On April 29, 2025, the compensation committee of the board of directors approved a modification to the Company’s outstanding unvested performance-based stock option awards for certain employees and executives in order to require only service-based vesting requirements to continue vesting considering the overall performance of the company including achievement of the performance goals related to market capitalization of the company for a sustained period of time. As a result, certain options immediately vested on the date of modification, and the remaining options continue to vest over a designated period of time. • On the modification date, 44.5 million options were valued. These 44.5 million options which were modified represent approximately 6% of total shares outstanding as of June 30, 2025. There had been no prior expense recognized for these unvested performance-based stock options. Based on generally accepted accounting principles in the U.S. (US GAAP), total non-cash stock-based compensation expense for this modification was calculated based on the closing share price of $23.62 on the date of modification. • Non-cash stock-based compensation expense for the stock options which were immediately vested on the modification date was calculated based on their intrinsic value. For the options which will continue to vest over the future service period, non-cash stock-based compensation expense was calculated using the Black-Scholes valuation methodology. • For this modification, total non-cash stock-based compensation expense of $466.6 million was recognized during the three months ended June 30, 2025. The unrecognized non-cash stock-based compensation expense of $454.6 million will be recognized over the future remaining service period. GAAP and Non-GAAP Operating Expenses • GAAP operating expenses were $568.4 million for the second quarter of 2025, compared to $59.6 million for the same period of the prior year. The increase in GAAP operating expenses was primarily due to the increase in stock-based compensation expense of approximately $466.6 million as a result of the stock option modification noted above. • Non-GAAP operating expenses were $89.6 million for the second quarter of 2025, compared to $48.5 million for the same period of the prior year. The increase in Non-GAAP operating expenses due to expansion of clinical studies and development costs related to ivonescimab.

GAAP and Non-GAAP Research and Development (R&D) Expenses • GAAP R&D expenses were $208.0 million for the second quarter of 2025, compared to $30.8 million for the same period of the prior year. This increase was primarily due to the increase in stock-based compensation expense of approximately $123.7 million as a result of the stock option modification noted above. • Non-GAAP R&D expenses were $79.4 million for the second quarter of 2025, compared to $27.3 million for the same period of the prior year. The increase is primarily related due to expansion of clinical studies and development costs related to ivonescimab. GAAP and Non-GAAP General and Administrative (G&A) Expenses • GAAP G&A expenses were $360.4 million for the second quarter of 2025, compared to $13.8 million for the same period of the prior year. The increase was primarily due to the increase in stock-based compensation expense of approximately $342.9 million as a result of the stock option modification noted above. • Non-GAAP G&A expenses were $10.2 million for the second quarter of 2025, compared to $6.2 million for the same period of the prior year. The increase is related to building our infrastructure to support development of ivonescimab. GAAP and Non-GAAP Net Loss • GAAP net loss in the second quarter of 2025 and 2024 was $565.7 million or $(0.76) per basic and diluted share, and $60.4 million or $(0.09) per basic and diluted share, respectively. • Non-GAAP net loss in the second quarter of 2025 and 2024 was $86.9 million or $(0.12) per basic and diluted share, and $49.3 million or $(0.07) per basic and diluted share, respectively.

Use of Non-GAAP Financial Measures This release includes measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP measures”). These Non-GAAP measures should be viewed in addition to, and not as a substitute for, Summit's reported GAAP results, and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Summit management uses these non-GAAP measures for internal budgeting and forecasting purposes and to evaluate Summit’s financial performance. Summit management believes the presentation of these Non-GAAP measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. For further information regarding these Non-GAAP measures, please refer to the tables presenting reconciliations of our Non-GAAP results to our U.S. GAAP results and the “Notes on our Non-GAAP Financial Information” that accompany this press release. About Ivonescimab Ivonescimab, known as SMT112 in Summit’s license territories, North America, South America, Europe, the Middle East, Africa, and Japan, and as AK112 in China and Australia, is a novel, potential first-in-class investigational bispecific antibody combining the effects of immunotherapy via a blockade of PD-1 with the anti-angiogenesis effects associated with blocking VEGF into a single molecule. Ivonescimab displays unique cooperative binding to each of its intended targets with multifold higher affinity to PD-1 when in the presence of VEGF. This could differentiate ivonescimab as there is potentially higher expression (presence) of both PD-1 and VEGF in tumor tissue and the tumor microenvironment (TME) as compared to normal tissue in the body. Ivonescimab’s tetravalent structure (four binding sites) enables higher avidity (accumulated strength of multiple binding interactions) in the TME (Zhong, et al, SITC, 2023). This tetravalent structure, the intentional novel design of the molecule, and bringing these two targets into a single bispecific antibody with cooperative binding qualities have the potential to direct ivonescimab to the tumor tissue versus healthy tissue. The intent of this design, together with a half-life of 6 to 7 days after the first dose (Zhong, et al, SITC, 2023), is to improve upon previously established efficacy thresholds, in addition to side effects and safety profiles associated with these targets. Ivonescimab was engineered by Akeso Inc. (HKEX Code: 9926.HK) and is currently engaged in multiple Phase III clinical trials. Over 2,800 patients have been treated with ivonescimab in clinical studies globally. Summit began its clinical development of ivonescimab in non-small cell lung cancer (NSCLC), commencing enrollment in 2023 in two multiregional Phase III clinical trials, HARMONi and HARMONi-3. Additionally, in early 2025 the Company began enrolling clinical trial sites in the United States for HARMONi-7. HARMONi is a Phase III clinical trial which intends to evaluate ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non- squamous NSCLC who have progressed after treatment with a 3rd generation EGFR TKI (e.g., osimertinib). Enrollment in HARMONi was completed in the second half of 2024, and top-line results were announced in May of 2025. HARMONi-3 is a Phase III clinical trial which is intended to evaluate ivonescimab combined with chemotherapy compared to pembrolizumab combined with chemotherapy in patients with first-line metastatic, squamous or non- squamous NSCLC, irrespective of PD-L1 expression.

HARMONi-7 is a Phase III clinical trial which is intended to evaluate ivonescimab monotherapy compared to pembrolizumab monotherapy in patients with first-line metastatic NSCLC whose tumors have high PD-L1 expression. In addition, Akeso has recently had positive read-outs in three single-region (China), randomized Phase III clinical trials for ivonescimab in NSCLC: HARMONi-A, HARMONi-2, and HARMONi-6. HARMONi-A was a Phase III clinical trial which evaluated ivonescimab combined with chemotherapy compared to placebo plus chemotherapy in patients with EGFR-mutated, locally advanced or metastatic non-squamous NSCLC who have progressed after treatment with an EGFR TKI. HARMONi-2 is a Phase III clinical trial evaluating monotherapy ivonescimab against monotherapy pembrolizumab in patients with locally advanced or metastatic NSCLC whose tumors have positive PD-L1 expression. HARMONi-6 is a Phase III clinical trial evaluating ivonescimab in combination with platinum-based chemotherapy compared with tislelizumab, an anti-PD-1 antibody, in combination with platinum-based chemotherapy in patients with locally advanced or metastatic squamous NSCLC, irrespective of PD-L1 expression. Ivonescimab is an investigational therapy that is not approved by any regulatory authority in Summit’s license territories, including the United States and Europe. Ivonescimab was initially approved for marketing authorization in China in May 2024. Ivonescimab was granted Fast Track designation by the US Food & Drug Administration (FDA) for the HARMONi clinical trial setting. About Summit Therapeutics Summit Therapeutics Inc. is a biopharmaceutical oncology company focused on the discovery, development, and commercialization of patient-, physician-, caregiver- and societal-friendly medicinal therapies intended to improve quality of life, increase potential duration of life, and resolve serious unmet medical needs. Summit was founded in 2003 and our shares are listed on the Nasdaq Global Market (symbol "SMMT"). We are headquartered in Miami, Florida, and we have additional offices in Menlo Park, California, and Oxford, UK. For more information, please visit https://www.smmttx.com and follow us on X @SMMT_TX. Contact Summit Investor Relations: Dave Gancarz Chief Business & Strategy Officer Nathan LiaBraaten Senior Director, Investor Relations investors@smmttx.com media@smmttx.com

Summit Forward-looking Statements Any statements in this press release about the Company’s future expectations, plans and prospects, including but not limited to, statements about the clinical and preclinical development of the Company’s product candidates, entry into and actions related to the Company’s partnership with Akeso Inc., the Company's anticipated spending and cash runway, the therapeutic potential of the Company’s product candidates, the potential commercialization of the Company’s product candidates, the timing of initiation, completion and availability of data from clinical trials, the potential submission of applications for marketing approvals, potential acquisitions, statements about the previously disclosed At-The-Market equity offering program (“ATM Program”), the expected proceeds and uses thereof, the Company’s estimates regarding stock-based compensation, and other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "would," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the Company’s ability to sell shares of our common stock under the ATM Program, the conditions affecting the capital markets, general economic, industry, or political conditions, the results of our evaluation of the underlying data in connection with the development and commercialization activities for ivonescimab, the outcome of discussions with regulatory authorities, including the Food and Drug Administration, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials, the results of such trials, and their success, global public health crises, that may affect timing and status of our clinical trials and operations, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials or preclinical studies will be indicative of the results of later clinical trials, whether business development opportunities to expand the Company’s pipeline of drug candidates, including without limitation, through potential acquisitions of, and/or collaborations with, other entities occur, expectations for regulatory approvals, laws and regulations affecting government contracts and funding awards, availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of filings that the Company makes with the Securities and Exchange Commission. Any change to our ongoing trials could cause delays, affect our future expenses, and add uncertainty to our commercialization efforts, as well as to affect the likelihood of the successful completion of clinical development of ivonescimab. Accordingly, readers should not place undue reliance on forward-looking statements or information. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release. Summit Therapeutics and the Summit Therapeutics logo are trademarks of Summit Therapeutics Inc. Copyright 2025, Summit Therapeutics Inc. All Rights Reserved

Summit Therapeutics Inc. GAAP Condensed Consolidated Statements of Operations (Unaudited) (in millions, except per share data) Three Months Ended June 30, Six Months Ended June 30, 2025 2024 2025 2024 Operating expenses: Research and development $ 208.0 $ 30.8 $ 259.3 $ 61.7 Acquired in-process research and development — 15.0 — 15.0 General and administrative 360.4 13.8 376.0 25.3 Total operating expenses 568.4 59.6 635.3 102.0 Other income, net 2.7 2.3 6.7 4.3 Interest expense — (3.1) — (6.2) Net loss $ (565.7) $ (60.4) $ (628.6) $ (103.9) Net loss per share attributable to common shareholders per share, basic and diluted $ (0.76) $ (0.09) $ (0.85) $ (0.15) Summit Therapeutics Inc. GAAP Condensed Consolidated Balance Sheet Information (in millions) Unaudited June 30, 2025 December 31, 2024 Cash and cash equivalents and short-term investments $ 297.9 $ 412.3 Total assets $ 324.0 $ 435.6 Total liabilities $ 64.6 $ 46.8 Total stockholders' equity $ 259.4 $ 388.7

Summit Therapeutics Inc. GAAP Condensed Consolidated Statement of Cash Flows Information (in millions) Unaudited Six Months Ended June 30, 2025 2024 Net cash used in operating activities $ (127.9) $ (63.1) Net cash provided by (used in) investing activities 310.9 (180.2) Net cash provided by financing activities 9.9 200.7 Effect of exchange rates on cash and cash equivalents 0.1 — Increase (decrease) in cash, cash equivalents and restricted cash $ 193.0 $ (42.6)

Summit Therapeutics Inc. Schedule Reconciling Selected Non-GAAP Financial Measures (Unaudited) (in millions, except per share data) Three Months Ended June 30, Six Months Ended June 30, 2025 2024 2025 2024 Reconciliation of GAAP to Non-GAAP Research and Development Expense GAAP Research and development $ 208.0 $ 30.8 $ 259.3 $ 61.7 Stock-based compensation (Note 1) (128.6) (3.5) (132.7) (5.9) Non-GAAP Research and development $ 79.4 $ 27.3 $ 126.6 $ 55.8 Reconciliation of GAAP to Non-GAAP General and Administrative Expenses GAAP General and administrative $ 360.4 $ 13.8 $ 376.0 $ 25.3 Stock-based compensation (Note 1) (350.2) (7.6) (357.2) (14.7) Non-GAAP General and administrative $ 10.2 $ 6.2 $ 18.8 $ 10.6 Reconciliation of GAAP to Non-GAAP Operating Expenses GAAP Operating expenses $ 568.4 $ 59.6 $ 635.3 $ 102.0 Stock-based compensation (Note 1) (478.8) (11.1) (489.9) (20.6) Non-GAAP Operating expense $ 89.6 $ 48.5 $ 145.4 $ 81.4 Reconciliation of GAAP Net Loss to Non-GAAP Net Loss GAAP Net Loss $ (565.7) $ (60.4) $ (628.6) $ (103.9) Stock-based compensation (Note 1) 478.8 11.1 489.9 20.6 Non-GAAP Net Loss $ (86.9) $ (49.3) $ (138.7) $ (83.3) Reconciliation of GAAP Net Loss to Non-GAAP Net Loss Per Common Share GAAP Net Loss Per Basic and Diluted Common Share $ (0.76) $ (0.09) $ (0.85) $ (0.15) Stock-based compensation (Note 1) 0.64 0.02 0.66 0.03 Non-GAAP Net loss Per Basic and Diluted Common Share $ (0.12) $ (0.07) $ (0.19) $ (0.12) Basic and Diluted Common Shares 742.6 707.9 740.4 704.8

Summit Therapeutics Inc.
Schedule Reconciling Selected Non-GAAP Financial Measures
(in millions)

	Unaudited				
	Three Months Ended				
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Reconciliation of GAAP to Non-GAAP Operating Expenses					
GAAP Operating expenses	$ 568.4	$ 66.8	$ 65.6	$ 58.4	$ 59.6
Stock-based compensation (Note 1)	(478.8)	(11.1)	(11.0)	(19.4)	(11.1)
Non-GAAP Operating Expense (Note 2)	$ 89.6	$ 55.7	$ 54.6	$ 39.0	$ 48.5
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss					
GAAP Net Loss	$ (565.7)	$ (62.9)	$ (61.2)	$ (56.3)	$ (60.4)
Stock-based compensation (Note 1)	478.8	11.1	11.0	19.4	11.1
Non-GAAP Net Loss (Note 2)	$ (86.9)	$ (51.8)	$ (50.2)	$ (36.9)	$ (49.3)

Summit Therapeutics Inc.
Notes on our Non-GAAP Financial Information

Non-GAAP financial measures adjust GAAP financial measures for the items listed below. These Non-GAAP measures should be viewed in addition to, and not as a substitute for Summit's reported GAAP results, and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Summit management uses these non-GAAP measures for internal budgeting and forecasting purposes and to evaluate Summit's financial performance. Summit management believes the presentation of these Non-GAAP measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

Each of non-GAAP Research and Development Expense, non-GAAP General and Administrative Expenses, non-GAAP Operating Expenses, Non-GAAP Net Loss and Non-GAAP EPS differ from GAAP in that such measures exclude the non-cash charges and costs associated with stock-based compensation.

Note 1: Stock-based compensation is a non-cash charge and costs calculated for this expense can vary year-over-year depending on the stock price of awards on the date of grant as well as the timing of compensation award arrangements.

Note 2: Beginning in the fourth quarter of 2024, the Company's non-GAAP financial measures will no longer exclude acquired in-process research and development expenses ("IPR&D"). Non-GAAP financial measures for the three months ended June 30, 2024 previously excluded $15.0 million of IPR&D which represented an upfront payment made to Akeso under an amendment to the Collaboration and License Agreement. Prior period amounts have been revised to conform to the current period presentation.

Appendix: Glossary of Critical Terms Contained Herein Affinity – Affinity is the strength of binding of a molecule, such as a protein or antibody, to another molecule, such as a ligand. Avidity – Avidity is the accumulated strength of multiple binding interactions. Angiogenesis – Angiogenesis is the development, formation, and maintenance of blood vessel structures. Without sufficient blood flow, tissue may experience hypoxia (insufficient oxygen) or lack of nutrition, which may cause cell death.1 Cooperative binding – Cooperative binding occurs when the number of binding sites on the molecule that can be occupied by a specific ligand (e.g., protein) is impacted by the ligand’s concentration. For example, this can be due to an affinity for the ligand that depends on the amount of ligand bound or the binding strength of the molecule to one ligand based on the concentration of another ligand, increasing the chance of another ligand binding to the compound.2 Immunotherapy – Immunotherapy is a type of treatment, including cancer treatments, that help a person’s immune system fight cancer. Examples include anti-PD-1 therapies.3 Intracranial - Within the cranium or skull. PD-1 – Programmed cell Death protein 1 is a protein on the surface of T cells and other cells. PD-1 plays a key role in reducing the regulation of ineffective or harmful immune responses and maintaining immune tolerance. However, with respect to cancer tumor cells, PD-1 can act as a stopping mechanism (a brake or checkpoint) by binding to PD-L1 ligands that exist on tumor cells and preventing the T cells from targeting cancerous tumor cells.4 PD-L1 – Programmed cell Death Ligand 1 is expressed by cancerous tumor cells as an adaptive immune mechanism to escape anti- tumor responses, thus believed to suppress the immune system’s response to the presence of cancer cells.5 PD-L1 TPS – PD-L1 Tumor Proportion Score represents the percentage of tumor cells that express PD-L1 proteins. PFS – Progression-Free Survival. RANO – Response Assessment in Neuro-Oncology, the standard for assessing the response of a brain or spinal cord tumor to therapy. SQ-NSCLC – Non-small cell lung cancer tumors of squamous histology. T Cells – T cells are a type of white blood cell that is a component of the immune system that, in general, fights against infection and harmful cells like tumor cells.6 Tetravalent – A tetravalent molecule has four binding sites or regions. 1 Shibuya M. Vascular Endothelial Growth Factor (VEGF) and Its Receptor (VEGFR) Signaling in Angiogenesis: A Crucial Target for Anti- and Pro-Angiogenic Therapies. Genes Cancer. 2011 Dec;2(12):1097-105 2 Stefan MI, Le Novère N. Cooperative binding. PLoS Comput Biol. 2013;9(6) 3 US National Cancer Institute, a part of the National Institute of Health (NIH). https://www.cancer.gov/about-cancer/treatment/types/immunotherapy. Accessed April 2024. 4 Han Y, et al. PD-1/PD-L1 Pathway: Current Researches in Cancer. Am J Cancer Res. 2020 Mar 1;10(3):727-742. 5 Han Y, et al. PD-1/PD-L1 Pathway: Current Researches in Cancer. Am J Cancer Res. 2020 Mar 1;10(3):727-742. 6 Cleveland Clinic. https://my.clevelandclinic.org/health/body/24630-t-cells. Accessed April 2024.

Tumor Microenvironment – The tumor microenvironment is the ecosystem that surrounds a tumor inside the body. It includes immune cells, the extracellular matrix, blood vessels and other cells, like fibroblasts. A tumor and its microenvironment constantly interact and influence each other, either positively or negatively.7 VEGF – Vascular Endothelial Growth Factor is a signaling protein that promotes angiogenesis.8 7 MD Anderson Cancer Center. https://www.mdanderson.org/cancerwise/what-is-the-tumor-microenvironment-3-things-to-know.h00-159460056.html. Accessed April 2024. 8 Shibuya M. Vascular Endothelial Growth Factor (VEGF) and Its Receptor (VEGFR) Signaling in Angiogenesis: A Crucial Target for Anti- and Pro-Angiogenic Therapies. Genes Cancer. 2011 Dec;2(12):1097-105.